Exhibit 99.1

Investor Relations Contact:

Bob East, Westwicke Partners

(443) 213-0500

Tivity@Westwicke.com

TIVITY HEALTH REPORTS SECOND-QUARTER 2018 RESULTS

AND ENTERS INTO NEW RELATIONSHIP WITH AARP

REPORTS EPS OF $0.52 AND ADJUSTED EPS OF $0.53 ON REVENUES OF $152 MILLION

NASHVILLE, Tenn. (August 2, 2018) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the second quarter ended June 30, 2018.

Second-Quarter 2018 Financial Highlights

•	Revenues increased by 9.3% to $151.9 million compared to revenues of $138.9 million for the second quarter of 2017.
•

Income from continuing operations increased by 31.6% to $22.7 million, compared to $17.2 million for the second quarter of 2017. Adjusted income from continuing operations increased by 32.3% to $22.8 million, compared to $17.2 million for the second quarter of 2017. Adjusted income from continuing operations is a non-GAAP financial measure.  See pages 9-11 for a reconciliation of non-GAAP financial measures.

•

Income from continuing operations per diluted share increased by 26.8% to $0.52, compared to $0.41 for the second quarter of 2017. Adjusted income from continuing operations per diluted share increased by 29.3% to $0.53 compared to $0.41 for the second quarter of 2017. Adjusted income from continuing operations per diluted share is a non-GAAP financial measure.  See pages 9-11 for a reconciliation of non-GAAP financial measures.

•

EBITDA was $35.0 million, or 23.0% of revenues, compared to $31.7 million, or 22.8% of revenues, for the second quarter of 2017.  Adjusted EBITDA was $35.1 million compared to $31.7 million for the second quarter of 2017, both of which exclude restructuring charges. See pages 9-11 for a reconciliation of non-GAAP financial measures.

•	Cash flow from operations was $28.9 million and free cash flow totaled $27.2 million. See pages 9-11 for a reconciliation of non-GAAP financial measures.

TVTY Reports Second-Quarter Results

August 2, 2018

TIVITY HEALTH, INC.

Financial Highlights

(Dollars in millions, except per-share data)

See pages 9-11 for a reconciliation of non-GAAP financial measures

	Three Months Ended June 30,
	2018	2017
Revenues	$151.9	138.9
Per diluted share:
Income from continuing operations, GAAP basis	$0.52	0.41
Restructuring charges	0.00	(0.00)
Adjusted income from continuing operations, non-GAAP basis (1)	$0.53	0.41

Weighted average diluted common shares outstanding (in thousands)	43,284	42,369

(1)	Figures may not add due to rounding.

“We are pleased with our second-quarter financial results, which were driven by strong performance in our SilverSneakers® business,” said Donato Tramuto, Tivity Health’s Chief Executive Officer.  “As expected, our SilverSneakers visits rebounded during the second quarter, reaffirming our belief that the reduction in visits during the first quarter was due in large part to the severe flu season and adverse weather.

“Our focus on increasing enrollment and participation of our SilverSneakers members is yielding early results and affirms our confidence in being able to reach our goal of 5 million enrolled SilverSneakers members by the end of 2020. Additionally, our new relationship announced today with AARP will continue to drive new growth in our Prime® Fitness business by focusing on an underserved segment of the age 50-plus population.”

Reaffirms 2018 Financial Guidance

Based on the Company’s performance through the first half of 2018 and its outlook for the remainder of 2018, Tivity Health reaffirmed financial guidance for 2018, which includes:

•	Revenues in a range of $607 million to $625 million;
•	EBITDA in a range of $139 million to $144 million; and
•	Earnings per diluted share in a range of $2.12 to $2.20.

This financial guidance for 2018 assumes:

•	Depreciation expense of approximately $4 million;
•	Interest expense of approximately $8 million, of which approximately $6 million is non-cash expense;
•	An effective tax rate of approximately 27%;
•	Weighted average diluted shares outstanding in a range of 43.5 million to 44.0 million;
•	Free cash flow in excess of $100 million (defined as cash flows from operations less capital expenditures); and
•	Capital expenditures of approximately $10 million.

TVTY Reports Second-Quarter Results

August 2, 2018

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 323-794-2588, code 2034426 or over the Internet by going to www.tivityhealth.com and clicking Investors at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 2034426, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company’s ability to sign and implement new contracts for its solutions;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company’s services;
•	the Company’s ability to develop new products;
•

the Company’s ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company’s industry and/or business and to accurately forecast the related impact on the Company’s revenues and earnings;

•

the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•

the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•

the Company’s ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with changes in macroeconomic conditions;
•

the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company’s resources;
•	the impact of severe or adverse weather conditions on member participation in the Company’s programs;
•	the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;

TVTY Reports Second-Quarter Results

August 2, 2018

•	the impact of litigation involving the Company and/or its subsidiaries;
•

the impact on the Company’s operations and/or demand for its services of future state and federal legislation and regulations applicable to the Company’s business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation’s leading community fitness program for older adults, Prime® Fitness, and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 15.6 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation’s largest payers and employers. Learn more at www.tivityhealth.com.

TVTY Reports Second-Quarter Results

August 2, 2018

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS

	June 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$66,995	$28,440
Accounts receivable, net	68,762	55,113
Prepaid expenses	4,249	3,444
Other current assets	4,746	2,180
Cash convertible notes hedges	141,246	134,079
Income taxes receivable	636	39
Total current assets	286,634	223,295

Property and equipment:
Leasehold improvements	10,396	10,384
Computer equipment and related software	22,330	19,508
Furniture and office equipment	8,193	8,194
Capital projects in process	2,649	1,105
	43,568	39,191
Less accumulated depreciation	(30,791)	(28,533)
	12,777	10,658

Other assets	26,069	13,315
Long-term deferred tax asset	9,912	25,166
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Total assets	$699,121	$636,163

TVTY Reports Second-Quarter Results

August 2, 2018

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2018	December 31, 2017
Current liabilities:
Accounts payable	$26,622	$26,804
Accrued salaries and benefits	5,993	15,018
Accrued liabilities	41,762	33,527
Other current liabilities	3,792	984
Cash conversion derivative	141,246	134,079
Current portion of debt	150,007	145,959
Current portion of long-term liabilities	2,244	2,262
Total current liabilities	371,666	358,633

Other long-term liabilities	7,595	5,577

Stockholders' equity:

Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 39,963,683 and 39,729,580 shares outstanding, respectively	40	40
Additional paid-in capital	352,230	349,243
Accumulated deficit	(4,228)	(49,148)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Total stockholders' equity	319,860	271,953
Total liabilities and stockholders' equity	$699,121	$636,163

TVTY Reports Second-Quarter Results

August 2, 2018

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands, except earnings (loss) per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues	$151,865	$138,914	$301,795	$279,884
Cost of services (exclusive of depreciation and amortization of $995, $648, $1,970 and $1,305, respectively, included below)	109,022	99,071	217,299	201,470
Selling, general & administrative expenses	7,756	8,176	16,334	16,538
Depreciation and amortization	1,135	789	2,257	1,576
Restructuring and related charges	118	(52)	124	685

Operating income	33,834	30,930	65,781	59,615
Interest expense	3,482	4,130	6,936	7,964

Income before income taxes	30,352	26,800	58,845	51,651
Income tax expense	7,669	9,560	14,826	18,931

Income from continuing operations	22,683	17,240	44,019	32,720
Income (loss) from discontinued operations, net of income tax	901	(3,673)	901	(3,893)
Net income	$23,584	$13,567	$44,920	$28,827

Earnings (loss) per share - basic:
Continuing operations	$0.57	$0.44	$1.10	$0.84
Discontinued operations	$0.02	$(0.09)	$0.02	$(0.10)
Net income (loss)	$0.59	$0.35	$1.13	$0.74

Earnings (loss) per share - diluted:
Continuing operations	$0.52	$0.41	$1.01	$0.79
Discontinued operations	$0.02	$(0.09)	$0.02	$(0.09)
Net income (loss)	$0.54	$0.32	$1.03	$0.70

Comprehensive income	$23,584	$17,957	$44,920	$33,329

Weighted average common shares and equivalents:
Basic	39,899	39,246	39,841	39,158
Diluted	43,284	42,369	43,437	41,456

TVTY Reports Second-Quarter Results

August 2, 2018

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Income from continuing operations	$44,019	$32,720
Income (loss) from discontinued operations	901	(3,893)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,257	1,589
Amortization of deferred loan costs	1,050	1,246
Amortization of debt discount	4,140	3,911
Share-based employee compensation expense	3,250	3,362
(Gain) Loss on sale of TPHS business	(1,304)	444
Loss on release of cumulative translation adjustment	—	3,044
Deferred income taxes	15,254	18,755
Increase in accounts receivable, net	(13,890)	(4,398)
Decrease in other current assets	756	869
Decrease in accounts payable	(1,869)	(1,480)
Decrease in accrued salaries and benefits	(9,928)	(11,953)
Decrease in other current liabilities	(4,563)	(2,268)
Other	1,227	(1,888)
Net cash flows provided by operating activities	$41,300	$40,060

Cash flows from investing activities:
Acquisition of property and equipment	$(3,673)	$(2,244)
Proceeds from sale of MeYou Health	1,416	—
Net cash flows used in investing activities	$(2,257)	$(2,244)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$13,675	$274,425
Payments of long-term debt	(14,216)	(308,496)
Payments related to tax withholding for share-based compensation	(1,398)	(1,066)
Exercise of stock options	1,135	2,757
Deferred loan costs	—	(2,452)
Change in cash overdraft and other	343	1,558
Net cash flows (used in) provided by financing activities	$(461)	$(33,274)

Effect of exchange rate changes on cash	$(27)	$1,652

Net increase in cash and cash equivalents	$38,555	$6,194

Cash and cash equivalents, beginning of period	$28,440	$1,602

Cash and cash equivalents, end of period	$66,995	$7,796

TVTY Reports Second-Quarter Results

August 2, 2018

TIVITY HEALTH, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

(Unaudited)

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Income from Continuing Operations, GAAP Basis

(In thousands)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017
Adjusted EBITDA from continuing operations, non-GAAP basis (1)	$35,087	$31,667
Restructuring charges (2)	(118)	52
EBITDA from continuing operations, non-GAAP basis (3)	$34,969	$31,719
Depreciation and amortization	(1,135)	(789)
Interest expense	(3,482)	(4,130)
Income tax expense	(7,669)	(9,560)
Income from continuing operations, GAAP basis	$22,683	$17,240

(1)

Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

(2)

Restructuring charges consists of pre-tax charges of $118,000 for the three months ended June 30, 2018 primarily due to additional costs incurred related to a prior restructuring.  Restructuring charges for the three months ended June 30, 2017 consists of adjustments of ($52,000) primarily due to actual employee tax and benefit amounts differing from previous estimates related to a restructuring of our corporate support infrastructure.

(3)

EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

TVTY Reports Second-Quarter Results

August 2, 2018

Reconciliation of Adjusted Income from Continuing Operations, Non-GAAP Basis to Income from Continuing Operations, GAAP Basis

(In thousands)

	Three Months Ended June 30,
	2018	2017
Adjusted income from continuing operations, non-GAAP basis (4)	$22,770	$17,209
Net income (loss) attributable to restructuring charges (5)	(87)	31
Income from continuing operations, GAAP basis	$22,683	$17,240

(4)

Adjusted income from continuing operations is a non-GAAP financial measure.  The Company excludes net income (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted income from continuing operations as a substitute for income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

(5)

Net income (loss) attributable to restructuring charges consists of pre-tax charges of $118,000 for the three months ended June 30, 2018 and adjustments of ($52,000) for the three months ended June 30, 2017.  See footnote 3 for further explanation.  The tax rates applied to these restructuring charges for the three months ended June 30, 2018 and 2017 were 26.53% and 39.55%, respectively, which represented the combined estimated U.S. federal and state statutory tax rate.

Reconciliation of Adjusted Income from Continuing Operations

Per Share (“EPS”), Non-GAAP Basis to EPS, GAAP Basis

	Three Months Ended June 30,
	2018	2017
Adjusted EPS, non-GAAP basis (6)	$0.53	$0.41
EPS (loss) attributable to restructuring charges (7)	(0.00)	0.00
EPS, GAAP basis (8)	$0.52	$0.41

(6)

Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7)

EPS (loss) attributable to restructuring charges consists of pre-tax charges of $118,000 for the three months ended June 30, 2018 and adjustments of ($52,000) for the three months ended June 30, 2017.  See footnote 3 for further explanation.  The tax rates applied to these restructuring charges for the three months ended June 30, 2018 and 2017 were 26.53% and 39.55%, respectively, which represented the combined estimated U.S. federal and state statutory tax rate.

(8)	Figures may not add due to rounding.

TVTY Reports Second-Quarter Results

August 2, 2018

Reconciliation of Free Cash Flow, Non-GAAP Basis to

Net Cash Flows Provided By Operating Activities, GAAP Basis (in thousands)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017
Free cash flow, non-GAAP basis (9)	$27,207	$36,026
Acquisition of property and equipment	1,727	1,010
Net cash flows provided by operating activities, GAAP basis	$28,934	$37,036

(9)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP.

Reconciliation of EBITDA Guidance, Non-GAAP Basis

to Net Income Guidance, GAAP Basis

(In millions)

Year Ending December 31, 2018
EBITDA guidance, non-GAAP basis (10)	$139 - $144
Depreciation and amortization	(4)
Interest expense	(8)
Income tax expense	(34 - 36)
Net income guidance, GAAP basis	$93 - 96

(10)

EBITDA guidance is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA guidance in isolation or as a substitute for net income guidance determined in accordance with U.S. GAAP.